Exhibit 99.1

Greif Reports Fiscal Second Quarter 2025 Results
DELAWARE, Ohio (June 4, 2025) – Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging products and services, today announced fiscal second quarter 2025 results.
Fiscal Second Quarter 2025 Financial Highlights:
(all results compared to the second quarter of 2024 unless otherwise noted)
•Net income increased 6.5% to $47.3 million or $0.82 per diluted Class A share compared to net income of $44.4 million or $0.77 per diluted Class A share. Net income, excluding the impact of adjustments(1), increased 42.8% to $68.7 million or $1.19 per diluted Class A share compared to net income, excluding the impact of adjustments, of $48.1 million or $0.83 per diluted Class A share.
•Adjusted EBITDA(2) increased 26.0% to $213.9 million compared to Adjusted EBITDA of $169.7 million.
•Net cash provided by operating activities increased by $48.9 million to a source of $136.4 million. Adjusted free cash flow(3) increased by $50.6 million to a source of $109.6 million.
•Total debt of $2,775.2 million decreased by $140.9 million. Net debt(4) decreased by $197.6 million to $2,522.5 million. Our leverage ratio(5) decreased to 3.3x from 3.4x in the prior year quarter.
Strategic Actions and Announcements
•Continuing to progress on sale of our timberland business with robust, quality interest. We anticipate using proceeds of the sale to fund further debt reduction.
•Accelerated progress on cost optimization program, ending the quarter with $10.0 million run-rate savings achieved and confirming expectation to achieve $15.0 million to $25.0 million on a run-rate basis exiting fiscal year 2025.
•Completed annual Gallup survey, achieving an engagement score of 86, which is again within the top quartile of all manufacturing organizations. Additionally, for the second year in a row due to our exemplary workplace culture we were honored to receive the Gallup Exceptional Workplace Award.
Commentary from CEO Ole Rosgaard
“Greif delivered another strong quarter, balancing near-term financial execution with long-term strategic progress under our Build to Last strategy. We accelerated structural cost reductions and are on track to meet our 2025 targets. The resilience of our results, supported by deliberate portfolio moves and operational discipline, demonstrates that Greif is well-positioned for success and value creation now and in the future.”

(1)    Adjustments that are excluded from net income before adjustments and from earnings per diluted Class A share before adjustments are acquisition and integration related costs, restructuring and other charges, non-cash asset impairment charges, (gain) loss on disposal of properties, plants and equipment, net, (gain) loss on disposal of businesses, net, and other costs.
(2)     Adjusted EBITDA is defined as net income, plus interest expense, net, plus other (income) expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization expense, plus acquisition and integration related costs, plus restructuring and other charges, plus non-cash asset impairment charges, plus (gain) loss on disposal of properties, plants and equipment, net, plus (gain) loss on disposal of businesses, net, plus other costs.
(3)    Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for integration related Enterprise Resource Planning (ERP) systems and equipment, plus cash paid for fiscal year-end change costs.
(4)    Net debt is defined as total debt less cash and cash equivalents.

(5)    Leverage ratio for the periods indicated is defined as adjusted net debt divided by trailing twelve month Adjusted EBITDA, each as calculated under the terms of the Company’s Second Amended and Restated Credit Agreement dated as of March 1, 2022, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2022 (the “2022 Credit Agreement”). As calculated under the 2022 Credit Agreement, adjusted net debt was $2,472.4 million and $2,623.1 million as of April 30, 2025 and April 30, 2024, respectively, and trailing twelve month Credit Agreement Adjusted EBITDA was $750.2 million and $777.7 million as of April 30, 2025 and April 30, 2024, respectively.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement, and should be read together with, our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Fiscal Second Quarter 2025 Segment Results:
(all results compared to the second quarter of 2024 unless otherwise noted)
Net sales are impacted mainly by the volume of products sold, selling prices and product mix, and the impact of changes in foreign currencies against the U.S. Dollar. The table below shows the percentage impact of each of these items on net sales for our primary products for the fiscal second quarter of 2025 as compared to the prior year quarter for the business segments indicated. Net sales of products from the completed acquisition of Ipackchem Group SAS ("Ipackchem") will be included in Customized Polymer Solutions segment starting in the fiscal third quarter 2025.

Net Sales Impact	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Integrated Solutions
Currency Translation	(0.2)%	(1.0)%	(0.1)%	(0.8)%
Volume	1.5%	(4.5)%	(1.6)%	7.3%
Selling Prices and Product Mix	0.6%	(3.0)%	5.0%	(4.1)%
Total Impact	1.9%	(8.5)%	3.3%	2.4%
Customized Polymer Solutions
Net sales increased by $43.7 million to $329.3 million primarily due to $38.8 million of contributions from recent acquisitions.
Gross profit increased by $21.2 million to $76.7 million. The increase in gross profit was primarily due to the same factors that impacted net sales, partially offset by higher raw material costs and higher manufacturing costs.
Operating profit increased by $19.5 million to $25.8 million primarily due to the same factors that impacted gross profit.
Adjusted EBITDA increased by $18.5 million to $53.4 million primarily due to the same factors that impacted gross profit.
Durable Metal Solutions
Net sales decreased by $34.8 million to $378.9 million primarily due to $18.6 million attributable to lower volumes and $12.3 million attributable to lower average selling prices.
Gross profit decreased by $6.4 million to $82.9 million. The decrease in gross profit was primarily due to the same factors that impacted net sales, partially offset by lower raw material costs.
Operating profit decreased by $2.4 million to $54.1 million primarily due to the same factors that impacted gross profit and higher restructuring and other charges, partially offset by lower SG&A expenses related to lower incentive expenses due to performance.
Adjusted EBITDA decreased by $0.8 million to $63.7 million primarily due to the same factors that impacted gross profit, partially offset by lower SG&A expenses related to lower incentive expenses due to performance.
Sustainable Fiber Solutions
Net sales increased by $19.0 million to $599.1 million primarily due to $29.0 million from higher published containerboard and boxboard prices, partially offset by $9.1 million attributable to lower volumes.
Gross profit increased by $39.0 million to $132.7 million. The increase in gross profit was primarily due to the same factors that impacted net sales, along with lower raw material costs and lower manufacturing costs.
Operating profit increased by $7.0 million to $25.9 million primarily due to the same factors that impacted gross profit, partially offset by higher SG&A expenses related to higher compensation expenses and costs incurred for strategic investments, higher restructuring and other charges, and higher impairment charges related to plant closures.
Adjusted EBITDA increased by $30.0 million to $79.5 million primarily due to the same factors that impacted gross profit, partially offset by higher SG&A expenses related to higher compensation expenses and costs incurred for strategic investments.
Integrated Solutions
Net sales decreased by $13.2 million to $78.4 million primarily due to a $15.2 million impact from the divestiture of Delta Petroleum Company, Inc. (the “Delta Divestiture”) during the third quarter of 2024.

Gross profit decreased by $4.4 million to $27.2 million. The decrease in gross profit was primarily due to the Delta Divestiture.
Operating profit decreased by $3.6 million to $12.8 million primarily due to the same factors that impacted gross profit.
Adjusted EBITDA decreased by $3.5 million to $17.3 million primarily due to the same factors that impacted gross profit.
Tax Summary
During the second quarter, we recorded an income tax rate of 35.5 percent and a tax rate excluding the impact of adjustments of 32.8 percent. Note that the application of FIN 18 frequently causes fluctuations in our quarterly effective tax rates. For fiscal 2025, we expect our tax rate and our tax rate excluding adjustments to range between 27.0 to 32.0 percent.
Dividend Summary
On June 2, 2025, the Board of Directors declared quarterly cash dividends of $0.54 per share of Class A Common Stock and $0.81 per share of Class B Common Stock. Dividends are payable on July 1, 2025, to stockholders of record at the close of business on June 17, 2025.

Company Outlook
Our markets have now experienced a multi-year period of industrial contraction, and we have not identified any compelling demand inflection on the horizon, despite slightly improved year-over-year volumes. While we believe we are well positioned for an eventual recovery of the industrial economy, at this time we believe it is appropriate to provide only low-end guidance based on the continuation of demand trends reflected in the past year, current price/cost factors in Sustainable Fiber Solutions, and other identifiable discrete items. We are raising our fiscal year low-end guidance based upon our second quarter performance and improved price/cost outlook relative to our previous guidance.

(in millions)	Fiscal 2025 Low-End Guidance Estimate Reported at Q2
Adjusted EBITDA	$725
Adjusted free cash flow	$280
Note: Fiscal 2025 net income guidance, the most directly comparable GAAP financial measure to Adjusted EBITDA, is not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: gains or losses on the disposal of businesses or properties, plants and equipment, net; non-cash asset impairment charges due to unanticipated changes in the business; business transformation and restructuring related activities; acquisition and integration related costs; and ongoing initiatives under our Build to Last strategy. No reconciliation of the 2025 low-end guidance estimate of Adjusted EBITDA, a non-GAAP financial measure which excludes restructuring and other charges, acquisition and integration related costs, non-cash asset impairment charges, (gain) loss on the disposal of properties, plants, equipment and businesses, net, and other costs, is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in net income, the most directly comparable GAAP financial measure, without unreasonable efforts. A reconciliation of the 2025 low-end guidance estimate of Adjusted free cash flow to fiscal 2025 forecasted net cash provided by operating activities, the most directly comparable GAAP financial measure, is included in this release.
Conference Call
The Company will host a conference call to discuss second quarter 2025 results on June 5, 2025, at 8:30 a.m. Eastern Time (ET). Participants may access the call using the following online registration link: https://register-conf.media-server.com/register/BIa5ca8b8b4cc0402891830955f0a6c51e. Registrants will receive a confirmation email containing dial in details and a unique conference call code for entry. Phone lines will open at 8:00 a.m. ET on June 5, 2025. A digital replay of the conference call will be available two hours following the call on the Company’s web site at http://investor.greif.com.
Investor Relations contact information
Bill D’Onofrio, Vice President, Corporate Development & Investor Relations, 614-499-7233. Bill.Donofrio@greif.com
About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision: to be the best customer service company in the world. The Company produces steel, plastic and fibre drums, intermediate bulk containers, reconditioned containers, jerrycans and other small plastics, containerboard, uncoated recycled paperboard, coated recycled paperboard, tubes and cores and a diverse mix of specialty products. The Company also manufactures packaging accessories and provides other services for a wide range of industries. In addition, Greif manages timber properties in the southeastern United States. The Company is strategically positioned in over 35 countries to serve global as well as regional customers. Additional information is on the Company’s website at www.greif.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied.
Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) our global operations subject us to political risks, instability and currency exchange that could adversely affect our results of operations, (iii) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (iv) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (v) we operate in highly competitive industries, (vi) our business is sensitive to changes in industry demands and customer preferences, (vii) raw material shortages, price fluctuations, global supply chain disruptions and increased inflation may adversely impact our results of operations, (viii) energy and transportation price fluctuations and shortages may adversely impact our manufacturing operations and costs, (ix) we may encounter difficulties or liabilities arising from acquisitions or divestitures, (x) we may incur additional rationalization costs and there is no guarantee that our efforts to reduce costs will be successful, (xi) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xii) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xiii) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xiv) our business may be adversely impacted by work stoppages and other labor relations matters, (xv) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage and general insurance premium and deductible increases, (xvi) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xvii) a cyber-attack, security breach of customer, employee, supplier or Company information and data privacy risks and costs of compliance with new regulations may have a material adverse effect on our business, financial condition, results of operations and cash flows, (xviii) we could be subject to changes in our tax rates, the adoption of new U.S. or foreign tax legislation or exposure to additional tax liabilities, (xix) we have a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations, (xx) changing climate, global climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxi) we may be unable to achieve our greenhouse gas emission reduction target by 2030, (xxii) legislation/regulation related to environmental and health and safety matters could negatively impact our operations and financial performance, (xxiii) product liability claims and other legal proceedings could adversely affect our operations and financial performance, and (xxiv) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws.
The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission.
All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions, except per share amounts)	2025	2024	2025	2024
Net sales	$1,385.7	$1,371.0	$2,651.5	$2,576.8
Cost of products sold	1,066.2	1,100.9	2,086.5	2,085.1
Gross profit	319.5	270.1	565.0	491.7
Selling, general and administrative expenses	172.6	167.2	340.3	313.0
Acquisition and integration related costs	2.0	11.5	4.2	14.1
Restructuring and other charges	14.6	(6.8)	17.3	(1.1)
Non-cash asset impairment charges	10.7	0.4	24.4	1.7
(Gain) loss on disposal of properties, plants and equipment, net	0.5	(0.3)	(1.1)	(3.0)
(Gain) loss on disposal of businesses, net	0.5	—	1.4	—
Operating profit	118.6	98.1	178.5	167.0
Interest expense, net	34.9	30.2	72.6	54.4
Other (income) expense, net	(0.2)	(0.4)	0.2	8.7
Income before income tax (benefit) expense and equity earnings of unconsolidated affiliates, net	83.9	68.3	105.7	103.9
Income tax (benefit) expense	29.8	17.0	37.6	(21.2)
Equity earnings of unconsolidated affiliates, net of tax	(0.4)	(0.7)	(0.8)	(1.2)
Net income	54.5	52.0	68.9	126.3
Net income attributable to noncontrolling interests	(7.2)	(7.6)	(13.0)	(14.7)
Net income attributable to Greif, Inc.	$47.3	$44.4	$55.9	$111.6
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$0.82	$0.77	$0.97	$1.94
Class B common stock	$1.22	$1.15	$1.44	$2.90
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$0.82	$0.77	$0.97	$1.94
Class B common stock	$1.22	$1.15	$1.44	$2.90
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.1	25.8	26.0	25.7
Class B common stock	21.3	21.3	21.3	21.3
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.2	25.9	26.1	25.8
Class B common stock	21.3	21.3	21.3	21.3

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	April 30, 2025	October 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$252.7	$197.7
Trade accounts receivable	803.7	746.9
Inventories	430.7	399.5
Other current assets	267.3	205.3
	1,754.4	1,549.4
Long-term assets
Goodwill	1,987.4	1,953.7
Intangible assets	881.7	937.1
Operating lease right-of-use assets	260.0	284.5
Other long-term assets	241.4	270.8
	3,370.5	3,446.1
Properties, plants and equipment	1,629.5	1,652.1
	$6,754.4	$6,647.6
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$531.6	$521.9
Short-term borrowings	388.5	18.6
Current portion of long-term debt	95.8	95.8
Current portion of operating lease liabilities	54.2	56.5
Other current liabilities	315.7	321.6
	1,385.8	1,014.4
Long-term liabilities
Long-term debt	2,290.9	2,626.2
Operating lease liabilities	207.5	230.2
Other long-term liabilities	564.0	529.4
	3,062.4	3,385.8

Redeemable noncontrolling interests	131.2	129.9
Equity
Total Greif, Inc. equity	2,134.1	2,082.4
Noncontrolling interests	40.9	35.1
Total equity	2,175.0	2,117.5
	$6,754.4	$6,647.6

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$54.5	$52.0	$68.9	$126.3
Depreciation, depletion and amortization	66.4	65.9	133.0	126.3
Asset impairments	10.7	0.4	24.4	1.7
Deferred income tax expense (benefit)	(2.6)	(4.2)	(3.2)	(53.4)
Other non-cash adjustments to net income	36.0	23.1	38.0	40.7
Operating working capital changes	(39.9)	(26.7)	(63.0)	(54.3)
Increase (decrease) in cash from changes in other assets and liabilities	11.3	(23.0)	(92.5)	(95.3)
Net cash provided by (used in) operating activities	136.4	87.5	105.6	92.0
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of companies, net of cash acquired	—	(567.6)	(4.6)	(567.6)
Purchases of properties, plants and equipment	(30.0)	(41.0)	(65.7)	(96.6)
Proceeds from the sale of properties, plant and equipment and businesses, net of impacts from the purchase of acquisitions	18.0	0.9	19.6	5.9
Payments for deferred purchase price of acquisitions	—	—	(1.2)	(1.2)
Proceeds from hedging derivatives	—	—	22.5	—
Other	(0.7)	(1.3)	(2.3)	(3.1)
Net cash provided by (used in) investing activities	(12.7)	(609.0)	(31.7)	(662.6)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (payments) on long-term debt, net	(78.4)	596.2	25.4	670.3
Dividends paid to Greif, Inc. shareholders	(31.4)	(30.0)	(62.4)	(59.7)
Tax withholding payments for stock-based awards	(1.0)	(3.8)	(7.4)	(10.6)
Other	(5.4)	(13.6)	(9.3)	(15.1)
Net cash provided by (used in) financing activities	(116.2)	548.8	(53.7)	584.9
Effects of exchange rates on cash	44.1	(10.6)	34.8	0.8
Net increase (decrease) in cash and cash equivalents	51.6	16.7	55.0	15.1
Cash and cash equivalents, beginning of period	201.1	179.3	197.7	180.9
Cash and cash equivalents, end of period	$252.7	$196.0	$252.7	$196.0

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2025	2024	2025	2024
Net sales:
Customized Polymer Solutions	$329.3	$285.6	$624.4	$513.6
Durable Metal Solutions	378.9	413.7	721.1	784.2
Sustainable Fiber Solutions	599.1	580.1	1,160.5	1,108.9
Integrated Solutions	78.4	91.6	145.5	170.1
Total net sales	$1,385.7	$1,371.0	$2,651.5	$2,576.8
Gross profit:
Customized Polymer Solutions	$76.7	$55.5	$137.3	$99.7
Durable Metal Solutions	82.9	89.3	146.0	155.1
Sustainable Fiber Solutions	132.7	93.7	236.1	182.0
Integrated Solutions	27.2	31.6	45.6	54.9
Total gross profit	$319.5	$270.1	$565.0	$491.7
Operating profit:
Customized Polymer Solutions	$25.8	$6.3	$39.6	$18.0
Durable Metal Solutions	54.1	56.5	91.7	93.4
Sustainable Fiber Solutions	25.9	18.9	29.5	27.1
Integrated Solutions	12.8	16.4	17.7	28.5
Total operating profit	$118.6	$98.1	$178.5	$167.0
Adjusted EBITDA(6):
Customized Polymer Solutions	$53.4	$34.9	$92.9	$60.7
Durable Metal Solutions	63.7	64.5	108.9	109.2
Sustainable Fiber Solutions	79.5	49.5	131.0	102.5
Integrated Solutions	17.3	20.8	26.2	34.3
Total Adjusted EBITDA	$213.9	$169.7	$359.0	$306.7
(6) Adjusted EBITDA is defined as net income, plus interest expense, net, plus other (income) expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization expense, plus acquisition and integration related costs, plus restructuring and other charges, plus non-cash asset impairment charges, plus (gain) loss on disposal of properties, plants and equipment, net, plus (gain) loss on disposal of businesses, net, plus other costs.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED ADJUSTED EBITDA
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2025	2024	2025	2024
Net income	$54.5	$52.0	$68.9	$126.3
Plus: Interest expense, net	34.9	30.2	72.6	54.4
Plus: Other (income) expense, net	(0.2)	(0.4)	0.2	8.7
Plus: Income tax (benefit) expense	29.8	17.0	37.6	(21.2)
Plus: Equity earnings of unconsolidated affiliates, net of tax	(0.4)	(0.7)	(0.8)	(1.2)
Operating profit	$118.6	$98.1	$178.5	$167.0
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.4)	(0.7)	(0.8)	(1.2)
Plus: Depreciation, depletion and amortization expense	66.4	65.9	133.0	126.3
Plus: Acquisition and integration related costs	2.0	11.5	4.2	14.1
Plus: Restructuring and other charges	14.6	(6.8)	17.3	(1.1)
Plus: Non-cash asset impairment charges	10.7	0.4	24.4	1.7
Plus: (Gain) loss on disposal of properties, plants and equipment, net	0.5	(0.3)	(1.1)	(3.0)
Plus: (Gain) loss on disposal of businesses, net	0.5	—	1.4	—
Plus: Other costs*	0.2	0.2	0.5	0.5
Adjusted EBITDA	$213.9	$169.7	$359.0	$306.7
*includes fiscal year-end change costs and share-based compensation impact of disposals of businesses

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT ADJUSTED EBITDA(7)
UNAUDITED

	Three months ended April 30, 2025
(in millions)	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Integrated Solutions	Consolidated
Operating profit	25.8	54.1	25.9	12.8	118.6
Less: Equity earnings of unconsolidated affiliates, net of tax	—	—	—	(0.4)	(0.4)
Plus: Depreciation and amortization expense	23.1	7.1	33.7	2.5	66.4
Plus: Acquisition and integration related costs	2.0	—	—	—	2.0
Plus: Restructuring and other charges	1.7	1.7	10.5	0.7	14.6
Plus: Non-cash asset impairment charges	0.7	0.7	8.9	0.4	10.7
Plus: (Gain) loss on disposal of properties, plants and equipment, net	—	—	0.5	—	0.5
Plus: (Gain) loss on disposal of businesses, net	—	—	—	0.5	0.5
Plus: Other costs*	0.1	0.1	—	—	0.2
Adjusted EBITDA	$53.4	$63.7	$79.5	$17.3	213.9

	Three months ended April 30, 2024
(in millions)	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Integrated Solutions	Consolidated
Operating profit	6.3	56.5	18.9	16.4	98.1
Less: Equity earnings of unconsolidated affiliates, net of tax	—	—	—	(0.7)	(0.7)
Plus: Depreciation and amortization expense	17.5	7.2	37.9	3.3	65.9
Plus: Acquisition and integration related costs	11.2	—	0.3	—	11.5
Plus: Restructuring and other charges	0.2	0.3	(7.6)	0.3	(6.8)
Plus: Non-cash asset impairment charges	—	0.4	—	—	0.4
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(0.3)	0.1	(0.2)	0.1	(0.3)
Plus: Other costs*	—	—	0.2	—	0.2
Adjusted EBITDA	$34.9	$64.5	$49.5	$20.8	169.7
*includes fiscal year-end change costs and share-based compensation impact of disposals of businesses

	Six months ended April 30, 2025
(in millions)	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Integrated Solutions	Consolidated
Operating profit	39.6	91.7	29.5	17.7	178.5
Less: Equity earnings of unconsolidated affiliates, net of tax	—	—	—	(0.8)	(0.8)
Plus: Depreciation and amortization expense	46.0	13.9	68.0	5.1	133.0
Plus: Acquisition and integration related costs	4.2	—	—	—	4.2
Plus: Restructuring and other charges	2.2	2.2	12.1	0.8	17.3
Plus: Non-cash asset impairment charges	0.7	2.2	21.1	0.4	24.4
Plus: (Gain) loss on disposal of properties, plants and equipment, net	—	(1.2)	0.1	—	(1.1)
Plus: (Gain) loss on disposal of businesses, net	—	—	—	1.4	1.4
Plus: Other costs*	0.2	0.1	0.2	—	0.5
Adjusted EBITDA	$92.9	$108.9	$131.0	$26.2	359.0

	Six months ended April 30, 2024
(in millions)	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Integrated Solutions	Consolidated
Operating profit	18.0	93.4	27.1	28.5	167.0
Less: Equity earnings of unconsolidated affiliates, net of tax	—	—	—	(1.2)	(1.2)
Plus: Depreciation and amortization expense	29.5	14.5	75.9	6.4	126.3
Plus: Acquisition and integration related costs	13.0	—	1.1	—	14.1
Plus: Restructuring and other charges	0.4	0.7	(3.0)	0.8	(1.1)
Plus: Non-cash asset impairment charges	—	0.4	1.3	—	1.7
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(0.3)	0.1	(0.2)	(2.6)	(3.0)
Plus: Other costs*	0.1	0.1	0.3	—	0.5
Adjusted EBITDA	$60.7	$109.2	$102.5	$34.3	$306.7
*includes fiscal year-end change costs and share-based compensation impact of disposals of businesses

(7) Adjusted EBITDA is defined as net income, plus interest expense, net, plus other (income) expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization expense, plus acquisition and integration related costs, plus restructuring and other charges, plus non-cash asset impairment charges, plus (gain) loss on disposal of properties, plants and equipment, net, plus (gain) loss on disposal of businesses, net, plus other costs. However, because the Company does not calculate net income by segment, this table calculates Adjusted EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of consolidated Adjusted EBITDA, is another method to achieve the same result.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
ADJUSTED FREE CASH FLOW(8)
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$136.4	$87.5	$105.6	$92.0
Cash paid for purchases of properties, plants and equipment	(30.0)	(41.0)	(65.7)	(96.6)
Free cash flow	$106.4	$46.5	$39.9	$(4.6)
Cash paid for acquisition and integration related costs	2.0	11.5	4.2	14.1
Cash paid for integration related ERP systems and equipment(9)	1.0	0.6	3.3	0.9
Cash paid for fiscal year-end change costs	0.2	0.4	0.3	0.4
Adjusted free cash flow	$109.6	$59.0	$47.7	$10.8
(8) Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for integration related ERP systems and equipment, plus cash paid for fiscal year-end change costs.
(9) Cash paid for integration related ERP systems and equipment is defined as cash paid for ERP systems and equipment required to bring the acquired facilities to Greif’s standards.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME, CLASS A EARNINGS PER SHARE AND TAX RATE BEFORE ADJUSTMENTS
UNAUDITED

(in millions, except for per share amounts)	Income before Income Tax (Benefit) Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings	Non-Controlling Interest	Net Income (Loss) Attributable to Greif, Inc.	Diluted Class A Earnings Per Share	Tax Rate
Three months ended April 30, 2025	$83.9	$29.8	$(0.4)	$7.2	$47.3	$0.82	35.5%
Acquisition and integration related costs	2.0	0.5	—	—	1.5	0.02
Restructuring and other charges	14.6	3.7	—	—	10.9	0.18
Non-cash asset impairment charges	10.7	2.6	—	—	8.1	0.15
(Gain) loss on disposal of properties, plants and equipment, net	0.5	0.1	—	—	0.4	0.01
(Gain) loss on disposal of businesses, net	0.5	0.1	—	—	0.4	0.01
Other costs*	0.2	0.1	—	—	0.1	—
Excluding adjustments	$112.4	$36.9	$(0.4)	$7.2	$68.7	$1.19	32.8%

Three months ended April 30, 2024	$68.3	$17.0	$(0.7)	$7.6	$44.4	$0.77	24.9%
Acquisition and integration related costs	11.5	2.9	—	—	8.6	0.14
Restructuring and other charges	(6.8)	(1.7)	—	—	(5.1)	(0.09)
Non-cash asset impairment charges	0.4	0.1	—	—	0.3	—
(Gain) loss on disposal of properties, plants and equipment, net	(0.3)	—	—	—	(0.3)	—
Other costs*	0.2	—	—	—	0.2	0.01
Excluding adjustments	$73.3	$18.3	$(0.7)	$7.6	$48.1	$0.83	25.0%

Six months ended April 30, 2025	$105.7	$37.6	$(0.8)	$13.0	$55.9	$0.97	35.6%
Acquisition and integration related costs	4.2	1.0	—	—	3.2	0.05
Restructuring and other charges	17.3	4.3	—	—	13.0	0.22
Non-cash asset impairment charges	24.4	5.9	—	—	18.5	0.33
(Gain) loss on disposal of properties, plants and equipment, net	(1.1)	(0.3)	—	—	(0.8)	(0.01)
(Gain) loss on disposal of businesses, net	1.4	0.3	—	—	1.1	0.02
Other costs*	0.5	0.2	—	—	0.3	—
Excluding adjustments	$152.4	$49.0	$(0.8)	$13.0	$91.2	$1.58	32.2%

Six months ended April 30, 2024	$103.9	$(21.2)	$(1.2)	$14.7	$111.6	$1.94	(20.4)%
Acquisition and integration related costs	14.1	3.5	—	—	10.6	0.17
Restructuring and other charges	(1.1)	(0.3)	—	—	(0.8)	(0.01)
Non-cash asset impairment charges	1.7	0.4	—	—	1.3	0.02
(Gain) loss on disposal of properties, plants and equipment, net	(3.0)	(0.7)	—	—	(2.3)	(0.04)
Other costs*	0.5	0.1	—	—	0.4	0.02
Excluding adjustments	$116.1	$(18.2)	$(1.2)	$14.7	$120.8	$2.10	(15.7)%
*includes fiscal year-end change costs and share-based compensation impact of disposals of businesses
The impact of income tax (benefit) expense and non-controlling interest on each adjustment is calculated based on tax rates and ownership percentages specific to each applicable entity.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET DEBT
UNAUDITED

(in millions)	April 30, 2025	April 30, 2024
Total debt	$2,775.2	$2,916.1
Cash and cash equivalents	(252.7)	(196.0)
Net debt	$2,522.5	$2,720.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
LEVERAGE RATIO
UNAUDITED

Trailing twelve month Credit Agreement EBITDA (in millions)	Trailing Twelve Months Ended 4/30/2025		Trailing Twelve Months Ended 4/30/2024
Net income	$238.1		$296.3
Plus: Interest expense, net	153.1		104.5
Plus: Non-cash pension settlement charge	—		3.5
Plus: Other (income) expense	1.6		13.5
Plus: Income tax (benefit) expense	86.0		19.8
Plus: Equity earnings of unconsolidated affiliates, net of tax	(2.7)		(2.6)
Operating profit	$476.1		$435.0
Less: Equity earnings of unconsolidated affiliates, net of tax	(2.7)		(2.6)
Plus: Depreciation, depletion and amortization expense	268.0		245.2
Plus: Acquisition and integration related costs	8.6		21.0
Plus: Restructuring and other charges	23.8		12.8
Plus: Non-cash asset impairment charges	25.3		20.2
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(6.9)		(0.5)
Plus: (Gain) loss on disposal of businesses, net	(44.6)		0.4
Plus: Other costs*	3.7		2.8
Adjusted EBITDA	$756.7		$739.5
Credit Agreement adjustments to EBITDA(10)	(6.5)		38.2
Credit Agreement EBITDA	$750.2		$777.7

Adjusted net debt (in millions)	For the Period Ended 4/30/2025		For the Period Ended 4/30/2024
Total debt	$2,775.2		$2,916.1
Cash and cash equivalents	(252.7)		(196.0)
Net debt	$2,522.5		$2,720.1
Credit Agreement adjustments to debt(11)	(50.1)		(97.0)
Adjusted net debt	$2,472.4		$2,623.1

Leverage ratio(12)	3.3	x	3.4	x
*includes fiscal year-end change costs and share-based compensation impact of disposals of businesses
(10) Adjustments to EBITDA are specified by the 2022 Credit Agreement and include equity earnings of unconsolidated affiliates, net of tax, certain acquisition savings, deferred financing costs, capitalized interest, income and expense in connection with asset dispositions, and other items.
(11) Adjustments to net debt are specified by the 2022 Credit Agreement and include the European accounts receivable program, letters of credit, balances for swap contracts, and other items.
(12) Leverage ratio is defined as Credit Agreement adjusted net debt divided by Credit Agreement adjusted EBITDA.

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2025 GUIDANCE RECONCILIATION
ADJUSTED FREE CASH FLOW
UNAUDITED

Fiscal 2025 Low-End Guidance Estimate
(in millions)
Net cash provided by operating activities	$431.0
Cash paid for purchases of properties, plants and equipment	(171.0)
Free cash flow	$260.0
Cash paid for acquisition and integration related costs	12.0
Cash paid for integration related ERP systems and equipment	6.0
Cash paid for fiscal year-end change costs	2.0
Adjusted free cash flow	$280.0